Exhibit 99.1

Intrexon Announces First Quarter 2017 Financial Results

– Quarterly GAAP revenues of $53.7 million and net loss attributable to Intrexon of $31.4 million including non-cash charges of $24.7 million –

– Adjusted EBITDA of $(7.1) million –

GERMANTOWN, MD, May 10, 2017 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced its first quarter financial results for 2017.

Business Highlights and Recent Developments:

•	Intrexon’s proprietary methanotroph bioconversion platform has achieved yields necessary for site selection on two molecules, isbobutyraldehyde and 2,3 butanediol (2,3 BDO), each of which represent a multi-billion dollar revenue opportunity for the Company. Yields for 2,3 BDO, a precursor to butadiene, increased by greater than 30% during the first quarter of 2017. This yield level produces a positive “in the money” gross margin based on current natural gas and product prices. While additional yield improvements and scaling milestones must be met, the current yields and business implications have led the Company to retain Moelis & Company to advise it on strategic and financial options with respect to its bioconversion platform and specific products;

•	Announced formation of Precigen, Inc., a wholly owned subsidiary of the Company, to accelerate strategic evaluation of structural alternatives for consolidation of Intrexon’s health-related assets to enhance shareholder value and maximize the potential of the Company’s programs in health;

•	Provided update on development of next-generation chimeric antigen receptor T cell (CAR-T) therapy for cancer in strategic collaboration with ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) and biopharmaceutical division of Merck KGaA, Darmstadt, Germany, announcing the approach for the previously chosen two targets will focus on use of the proprietary RheoSwitch Therapeutic System® (RTS®) platform to regulate expression of membrane-bound interleukin-15 (mbIL15) co-expressed with CARs and Sleeping Beauty non-viral gene integration;

•	Entered into a definitive agreement to acquire GenVec, Inc. (NASDAQ: GNVC) and announced plans to develop a next generation adenoviral (AdV) platform with significantly higher payload capacity compared to current systems by combining GenVec’s expertise in AdV vectors and cGMP drug product manufacturing with Intrexon’s proficiency in viral and non-viral gene transfer;

•	Signed a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI) in collaboration with ZIOPHARM for the development of adoptive cell transfer-based immunotherapies using autologous peripheral blood lymphocytes genetically modified using the Sleeping Beauty system to express T-cell receptors for the treatment of solid tumors in patients with advanced cancers;

•	Collaborator ZIOPHARM announced U.S. Food and Drug Administration (FDA) acceptance of investigator-initiated Investigational New Drug (IND) application for a Phase 1 trial infusing the Company’s CD33-specific CAR+ T therapy, which incorporates a kill switch, for relapsed or refractory acute myeloid leukemia (AML), with the first patient to be enrolled in the study expected to begin treatment in the third quarter of 2017;

•	Collaborator ZIOPHARM reported successful end-of-phase 2 meeting with the FDA for Ad-RTS-hIL-12 + veledimex in recurrent glioblastoma and is assessing protocol design options for a pivotal Phase 3 trial in conjunction with its investigators and regulators;

•	Collaborator ZIOPHARM announced improved production times in its ongoing Phase I trial of 2nd generation Sleeping Beauty CD19+ CAR-T cells and progress toward its “Point-of-Care” approach. One patient with multiple-relapsed acute lymphoblastic leukemia achieved a complete response and a patient with triple-hit non-Hodgkin lymphoma was treated with T cells manufactured in 2 weeks;

•	Collaborator Fibrocell Science, Inc. (NASDAQ: FCSC) received fast track designation from the FDA for FCX-007 for treatment of recessive dystrophic epidermolysis bullosa (RDEB) and announced dosing of first patient in Phase I portion of Phase I/II clinical trial of FCX-007 gene therapy;

•	Exemplar Genetics, a wholly-owned subsidiary of Intrexon, was awarded a subcontract to create genetically engineered miniswine models of sickle cell disease as part of a national resource that could lead to new treatments for the disorder;

•	Oxitec, a wholly owned subsidiary of Intrexon, and the Municipality of Santiago de Cali, Colombia announced a memorandum of understanding to deploy Friendly™ Aedes in the Comuna 16 region, an area of over 104,000 residents, to control populations of the Aedes aegypti mosquito, the primary vector for dengue, chikungunya, Zika, and yellow fever;

•	In collaboration with Gangabishan Bhikulal Investment and Trading Limited, Oxitec initiated outdoor caged trials in India to demonstrate the efficacy of Oxitec’s Friendly™ mosquitoes;

•	Oxitec reported its Friendly™ Aedes achieved greater than 80% suppression of wild Aedes aegypti in CECAP/Eldorado in Piracicaba, Brazil, in the second year of the project, as well as 78% reduction in the São Judas neighborhood of Piracicaba only six months after initial releases;

•	AquaBounty Technologies, Inc. (NASDAQ: AQB; AIM: ABTU), majority-owned subsidiary of Intrexon, completed the listing of its common shares on the NASDAQ Stock Market and finalized an equity subscription from Intrexon. In conjunction with the listing, Intrexon distributed a special stock dividend of shares of AquaBounty common stock it owned to its shareholders while maintaining majority ownership of AquaBounty’s outstanding common stock;

•	Announced appointment of Andy Bass as Senior Vice President, Consumer Sector, which will henceforth do business as BioPop, to lead the design and commercialization of new biologically-based products and applications across the consumer market; and

•	Appointed leading pharma executive Vinita Gupta to Intrexon’s Board of Directors.

First Quarter Financial Highlights:

•	Total revenues of $53.7 million, an increase of 24% over the first quarter of 2016;

•	Net loss of $31.4 million attributable to Intrexon, or $(0.26) per basic share, including non-cash charges of $24.7 million;

•	Adjusted EBITDA of $(7.1) million, or $(0.06) per basic share;

•	The net change in deferred revenue related to upfront and milestone payments, which represents the cash and stock received from collaborators less the amount of revenue recognized during the period, was a decrease of $10.2 million compared to a net increase of $13.5 million in the first quarter of 2016;

•	Cash consideration received for reimbursement of research and development services covered 54% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries);

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 64% of consolidated cash operating expenses; and

•	Cash, cash equivalents, and short-term investments totaled $205.2 million, the value of investments in preferred stock totaled $134.7 million, and the value of equity securities totaled $21.5 million at March 31, 2017.

“Considering the company’s progress in the first quarter and year to date,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon, “I am gratified by the vision that underlies this company, by the business plan that has made it possible to do so much relative to such a modest expenditure of our shareholder’s cash, by the confidence of our shareholders, our board and our team in that plan’s ultimate feasibility and by the patience of all while our brilliant team would mature the company’s technical assets and human capital into realizations that will make a great difference in the world.”

Mr. Kirk concluded, “We believe that we quite clearly have before us a number of significant realizations – in health, in energy, in food, in environment and in consumer industries – and we are fully engaged upon them.”

First Quarter 2017 Financial Results Compared to Prior Year Period

Total revenues increased $10.3 million, or 24%, over the quarter ended March 31, 2016. Collaboration and licensing revenues increased $9.0 million from the quarter ended March 31, 2016 due to (i) the recognition of deferred revenue for upfront payments received from collaborations signed by the Company between April 1, 2016 and March 31, 2017 and the recognition of the payment received in June 2016 from ZIOPHARM to amend the collaborations between us; and (ii) increased research and development services for these collaborations and for the progression of programs or the addition of new programs with previously existing collaborators. Product revenues decreased $0.4 million, or 5% primarily due to a decrease in the quantities of pregnant cows sold due to lower customer demand for these products. Gross margin on products was consistent period over period. Service revenues increased $1.4 million, or 13%, due to an increase in the number of bovine in vitro fertilization cycles performed due to higher customer demand. Gross margin on services decreased slightly in the current period primarily due to an increase in royalties and commissions due to vendors.

Research and development expenses increased $8.3 million, or 32%, due primarily to increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $2.6 million due to an increase in research and development headcount to support new and expanded collaborations. Lab supplies and consulting expenses increased $3.4 million as a result of (i) the progression of certain programs into the preclinical and clinical phases with certain of Intrexon’s collaborators, and (ii) the increased level of research and development services provided to Intrexon’s collaborators. Depreciation and amortization increased $1.3 million primarily as a result of amortization of developed technology acquired from Oxitec Limited which began in November 2016 upon the completion of certain operational and regulatory events. Selling, general and administrative (SG&A) expenses decreased $7.7 million, or 18%. Salaries, benefits and other personnel costs decreased $4.9 million primarily due to the reversal of previously recognized stock-based compensation expense for stock options granted to a former employee. In 2016, the Company recorded $4.2 million in litigation expenses arising from the entrance of a court order in the Company’s trial with XY, LLC. These SG&A decreases were offset by an increase of $2.1 million of legal and professional fees due to (i) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; and (ii) increased legal fees to defend ongoing litigation.

Total other income (expense), net, increased $24.8 million, or 116%, from the quarter ended March 31, 2016. This increase was primarily attributable to (i) a decline in unrealized depreciation in the Company’s equity securities portfolio of $20.3 million, and (ii) dividend income of $3.9 million from the Company’s investments in preferred stock.

Conference Call and Webcast

The Company will host a conference call today Wednesday, May 10th, at 4:30 PM ET to discuss the first quarter 2017 financial results and provide a general business update. The conference call may be accessed by dialing 1-888-317-6003 (Domestic US), 1-866-284-3684 (Canada), and 1-412-317-6061 (International) and providing the number 0126057 to join the Intrexon Corporation Call. Participants may also access the live webcast through Intrexon’s website in the Investors section at http://investors.dna.com/events.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, Friendly, RheoSwitch Therapeutic System, RTS, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Investor Contact: Christopher Basta Vice President, Investor Relations Tel: +1 (561) 410-7052 investors@intrexon.com	Corporate Contact: Marie Rossi, Ph.D. Director, Technical Communications Tel: +1 (301) 556-9850 publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$69,852	$62,607
Restricted cash	6,987	6,987
Short-term investments	135,377	174,602
Receivables
Trade, net	19,698	21,637
Related parties	21,787	16,793
Notes, net	—	1,500
Other	1,716	2,555
Inventory	19,083	21,139
Prepaid expenses and other	7,170	7,361

Total current assets	281,670	315,181
Long-term investments	—	5,993
Equity securities	21,476	23,522
Investments in preferred stock	134,661	129,545
Property, plant and equipment, net	68,328	64,672
Intangible assets, net	223,074	225,615
Goodwill	157,825	157,175
Investments in affiliates	23,951	23,655
Other assets	4,943	3,710

Total assets	$915,928	$949,068

Liabilities and Total Equity
Current liabilities
Accounts payable	$7,950	$8,478
Accrued compensation and benefits	7,480	6,540
Other accrued liabilities	16,581	15,776
Deferred revenue	50,333	53,364
Lines of credit	410	820
Current portion of long term debt	388	386
Deferred consideration	6,887	8,801
Related party payables	621	440

Total current liabilities	90,650	94,605
Long term debt, net of current portion	7,608	7,562
Deferred revenue, net of current portion	246,958	256,778
Deferred tax liabilities	16,504	17,007
Other long term liabilities	4,047	3,868

Total liabilities	365,767	379,820

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,323,706	1,325,780
Accumulated deficit	(762,201)	(729,341)
Accumulated other comprehensive loss	(32,967)	(36,202)

Total Intrexon shareholders’ equity	528,538	560,237
Noncontrolling interests	21,623	9,011

Total equity	550,161	569,248

Total liabilities and total equity	$915,928	$949,068

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended
	March 31,
(Amounts in thousands, except share and per share data)	2017	2016
Revenues
Collaboration and licensing revenues	$33,065	24,073
Product revenues	8,130	8,555
Service revenues	12,031	10,665
Other revenues	521	145

Total revenues	53,747	43,438

Operating Expenses
Cost of products	9,006	9,562
Cost of services	6,804	5,672
Research and development	34,180	25,856
Selling, general and administrative	35,138	42,881

Total operating expenses	85,128	83,971

Operating loss	(31,381)	(40,533)

Other Income (Expense), Net
Unrealized depreciation in fair value of equity securities and preferred stock	(1,622)	(22,331)
Interest expense	(179)	(265)
Interest and dividend income	4,624	610
Other income, net	595	561

Total other income (expense), net	3,418	(21,425)
Equity in net loss of affiliates	(4,947)	(5,643)

Loss before income taxes	(32,910)	(67,601)
Income tax benefit	533	2,281

Net loss	$(32,377)	(65,320)
Net loss attributable to the noncontrolling interests	978	891

Net loss attributable to Intrexon	$(31,399)	(64,429)

Net loss per share, basic and diluted	$(0.26)	(0.55)

Weighted average shares outstanding, basic and diluted	118,956,780	116,861,151

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. A reconciliation of Adjusted EBITDA to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, bad debt expense, litigation expenses, realized and unrealized appreciation or depreciation in the fair value of equity securities and preferred stock, and equity in net loss of affiliates. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in a manner similar to how its management and Board of Directors evaluate operating results (except for the impact of the change in deferred revenue related to upfront and milestone payments, which is adjusted in the measures evaluated by management and the Board of Directors as discussed below). While Intrexon believes that its non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•	Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term except as provided above;

•	Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods; and

•	Litigation expenses are an estimate of the net amount due, including prejudgment interest, as a result of the final court order from Intrexon’s trial with XY, LLC. Intrexon believes it has compelling grounds to overturn the adverse rulings of the court order through appellate action and that, as a result, the amount of the damages could be reduced or eliminated.

Furthermore, supplemental information about the impact of the change in deferred revenue related to upfront and milestone payments is provided below. GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company initially defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. The supplemental information about the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Management and the Board of Directors consider this information in evaluating Intrexon’s operating performance as they believe it permits the quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended
	March 31,
	2017	2016
	(In thousands)
Net loss attributable to Intrexon	$(31,399)	$(64,429)
Interest expense	164	239
Income tax benefit	(533)	(2,281)
Depreciation and amortization	7,270	5,529

EBITDA	$(24,498)	$(60,942)
Stock-based compensation	7,889	13,166
Shares issued as payment for services	2,915	3,083
Bad debt expense	9	840
Litigation expense	—	4,228
Unrealized depreciation in fair value of equity securities and preferred stock	1,622	22,331
Equity in net loss of affiliates	4,947	5,643

Adjusted EBITDA	$(7,116)	$(11,651)

Weighted average shares outstanding, basic and diluted	118,956,780	116,861,151
Adjusted EBITDA per share, basic and diluted	$(0.06)	$(0.10)

Supplemental information:
Impact of change in deferred revenue related to upfront and milestone payments	$(10,190)	$13,518